Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Managed Portfolio Series, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Managed Portfolio Series for the annual period ended March 31, 2019, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Managed Portfolio Series for the stated period.

/s/Brian R. Wiedmeyer Brian R. Wiedmeyer President, Managed Portfolio Series	/s/Ryan L. Roell Ryan L. Roell Treasurer, Managed Portfolio Series
Dated: June 4, 2019

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Managed Portfolio Series for purposes of the Securities Exchange Act of 1934.